UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

November 5, 2013

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Alabama Gas Corporation (Alagasco) is subject to regulation by the Alabama Public Service Commission (APSC) which established the Rate Stabilization and Equalization (RSE) rate-setting process in 1983. The Company’s current RSE order had an original term extending through December 31, 2014. At its meeting on November 5, 2013, the APSC voted unanimously to make certain RSE modifications effective January 1, 2014, including the following:

The term will be extended through September 30, 2018.

Alagasco will be allowed an authorized return on equity range of 10.50% to 10.95% with an adjusting point of 10.80%.

Alagasco is eligible to receive a performance based adjustment of 5 basis points to the return on equity adjusting point, based on meeting certain customer satisfaction criteria.

The equity cap upon which a return will be permitted will be adjusted upward to 56.5% with Alagasco allowed to budget at the cap.

The Cost Control Mechanism will be adjusted to allow annual increases to operations and maintenance costs using the June Consumer Price Index-Urban (CPI-U) each rate year plus or minus 1.75% and as adjusted from a 2007 base year, adjusted for inflation using the CPI-U.

Alagasco expects these modifications to be included in a final written order in the fourth quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

November 6, 2013	By /s/ Charles W. Porter, Jr.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

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